EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-3 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Fred Meyer, Inc. for the fiscal year ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                             DELOITTE & TOUCHE LLP


Portland, Oregon
January 16, 1998